Exhibit 10.1

EXECUTION VERSION

This VOTING AGREEMENT, dated as of August 10, 2022 (this “Agreement”), is by and between iStar Inc., a Maryland corporation (“Star”), and Safehold Inc., a Maryland corporation (“Safe”). Star and Safe are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Star and Safe are entering into an Agreement and Plan of Merger (the “Merger Agreement”) that provides, among other things, for the merger of Safe with and into Star (the “Merger”), with Star being the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and an inducement to Safe’s willingness to enter into the Merger Agreement, Star has agreed to enter into this Agreement with respect to all common stock, par value $0.01 per share, of Safe (the “Safe Common Stock”) that Star Beneficially Owns;

WHEREAS, Star is the Beneficial Owner of, and has sole voting power over, 40,279,077 shares of Safe Common Stock; and

WHEREAS, Safe desires that Star agree, and Star is willing to agree, subject to the provisions herein, not to Transfer any of the Subject Securities and to vote the Covered Securities in a manner as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.             Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owner” shall mean any Person who Beneficially Owns the referenced securities.

“Covered Securities” shall mean, as of a given time, the shares of Safe Common Stock Beneficially Owned by Safe representing 41.9% of the issued and outstanding Safe Common Stock at such time.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) a Change in Safe Recommendation made pursuant to the Merger Agreement, (c) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof and (d) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean any of the following, in each case so long as (a) such Transfer is in accordance with applicable Law, (b) Star is, and at all times has been, in compliance with this Agreement and (c) Star promptly notifies Safe in writing of any such Transfer: (i) any Transfer of Subject Securities by Star to an Affiliate of Star, so long as (A) such Affiliate, in connection with and prior to such Transfer, executes a joinder to this Agreement in form and substance reasonably acceptable to Safe, pursuant to which such Affiliate agrees to be subject to the restrictions and obligations of this Agreement applicable to Star and otherwise become a party for all purposes of this Agreement and (B) any Transfer to SpinCo shall be limited to the SpinCo Share Contribution; provided that no such Transfer shall relieve Star from its obligations under this Agreement, (ii) if the Effective Time has not occurred by December 31, 2022, the Transfer by Star of Subject Securities in a pro rata distribution to holders of the common stock of Star, solely to the extent required to satisfy iStar's distribution obligations in respect of 2022 in order to maintain its qualification as a real estate investment trust and avoid the imposition of corporate income taxes, (iii) any Transfer pursuant to that certain Stock Purchase Agreement dated as of the date hereof by and among MSD Partners L.P., Star, Safe and solely with respect to Section 1(a)(ii) and Section 10 thereof, MSD Capital L.P. and (iv) any Transfer by Star contemplated by and made in accordance with Annex A hereto.

“SpinCo Share Contribution” shall mean the Safe Shares (as defined in the Separation and Distribution Agreement) to be contributed to SpinCo by Star prior to the SpinCo Distribution pursuant to the Separation and Distribution Agreement.

“Subject Securities” shall mean, collectively, all shares of Safe Common Stock and all Additional Safe Stock.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2.             Agreement to Retain Subject Securities.

2.1          Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, hereafter until the Expiration Time, Star shall not, with respect to any Subject Securities Beneficially Owned by Star, (a) Transfer any such Subject Securities without the prior written consent of Safe, or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto. Safe hereby waives the restrictions set forth in Section 9 of the Amended and Restated Management Agreement, dated as of January 2, 2019, as amended, by and among Safe, Star and the other parties thereto, with respect to any Subject Securities sold in a Permitted Transfer.

2.2           Additional Purchases; Adjustments. Star agrees that any shares of Safe Common Stock and any other shares of capital stock or other voting equity securities of Safe that Star acquires or with respect to which Star otherwise acquires voting power after the execution of this Agreement and prior to the Expiration Time (collectively, “Additional Safe Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Safe Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Safe affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3           Interim Transfers. The Parties hereby agree to the matters set forth on Annex A hereto, which are incorporated herein.

2.4           Unpermitted Transfers; Involuntary Transfers. In the case of any Transfer or attempted Transfer of any of Star’s Subject Securities in violation of this Section 2 (including, for the avoidance of doubt, the provisions set forth in Annex A), the sole remedy of Safe shall be damages for breach of contract. The Parties acknowledge and agree that any claim for damages by Safe under this Agreement shall include any lost shareholder premium and any other benefits to holders of Safe Common Stock (other than Star) of the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, which shall be enforceable on behalf of such shareholders solely by Safe (acting through the Safe Special Committee)). If any involuntary Transfer of any of Star’s Subject Securities shall occur, the transferor shall cause the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) to take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.             Agreement to Vote and Approve.

3.1           Support for the Merger. Until the Expiration Time, at every meeting of the stockholders of Safe called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Safe with respect to any of the following matters, Star shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Covered Securities: (a) in favor of (i) the approval of the Merger and any other matters set forth in the Joint Proxy Statement/Prospectus to be voted upon by holders of Safe Common Stock and (ii) any proposal to adjourn or postpone such meeting of stockholders of Safe to a later date if there are not sufficient votes to approve the Merger and (b) against (i) any action or agreement that could reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled, (ii) any Acquisition Proposal, Acquisition Agreement or any of the transactions contemplated thereby, (iii) any action which could reasonably be expected to materially delay, materially postpone or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger and (iv) any action which could reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of Safe in the Merger Agreement.

4.             Irrevocable Proxy. By execution of this Agreement, Star hereby designates and appoints Safe, with full power of substitution and resubstitution, as Star’s true and lawful attorney-in-fact and irrevocable proxy with respect to the matters set forth in Section 3 hereof, to the fullest extent of Star’s rights with respect to the Covered Securities Beneficially Owned by Star, to (a) attend all meetings of stockholders of the Company (including any postponements or adjournments thereof) and to vote such Covered Securities that are entitled to vote at such meetings or (b) vote through the execution of written consents in lieu of any annual or special meeting of the stockholders of the Company, in each case solely with respect to the matters set forth in Section 3 hereof; provided, however, that the foregoing shall only be effective if Star fails to be counted as present, to consent or to vote Star’s Covered Securities, as applicable, in accordance with this Agreement. Star intends this proxy to be irrevocable and coupled with an interest (in accordance with Section 2-507(d) of the Maryland General Corporation Law) for all purposes. Star hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

5.             Representations and Warranties of Star. Star hereby represents and warrants to Safe as follows:

5.1           Due Authority. Star has the full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 hereof. This Agreement has been duly and validly executed and delivered by Star and constitutes a valid and binding agreement of Star enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and general principles of equity).

5.2           Ownership of Safe Common Stock. As of the date hereof, Star (a) Beneficially Owns 40,279,077 shares of Safe Common Stock, free and clear of any and all Liens, other than those created by this Agreement, and (b) has sole voting power over all of the shares of Safe Common Stock Beneficially Owned by Star. As of the date hereof, Star does not Beneficially Own any other capital stock or other securities of Safe. As of the date hereof, Star does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of Safe.

5.3           No Conflict; Consents.

(a)           The execution and delivery of this Agreement by Star does not, and the performance by Star of its obligations under this Agreement do not and will not: (i) conflict with or violate any Laws applicable to Star, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Subject Securities Beneficially Owned by Star pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Star is a party or by which Star is bound.

(b)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to Star in connection with the execution and delivery of this Agreement or the consummation by Star of the transactions contemplated hereby.

5.4           Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of Star, threatened against or affecting, Star that could reasonably be expected to materially impair or materially adversely affect the ability of Star to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6.            Termination. This Agreement (other than Section 9, which shall remain in effect following the Expiration Time until fully performed in accordance with its terms) shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, that any liability incurred by any Party as a result of (a) fraud by the other Party or (b) an intentional and material breach of a term or condition of this Agreement by the other Party, in each case, prior to the Effective Time (as determined by a court of competent jurisdiction pursuant to a final and non-appealable judgment) shall survive the termination of this Agreement.

7.             Waiver of Certain Actions. Star hereby agrees not to, in its capacity as a stockholder of Safe, commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Star, Safe or any of their respective Subsidiaries or successors, to the fullest extent permitted by Law: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any duty of the Board of Directors of Safe or Star (or any committee thereof, including the Safe Special Committee or the Star Special Committee) in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

8.             Authority of the Special Committees. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, Star with respect to this Agreement or the transactions contemplated hereby, may be effected only if such action is recommended by or taken at the direction of the Star Special Committee. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, Safe with respect to this Agreement or the transactions contemplated hereby, may be effected only if such action is recommended by or taken at the direction of the Safe Special Committee.

9.             Miscellaneous.

9.1           Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

9.2           Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9.3           Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by both Safe and Star. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

9.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted via email (notice deemed given upon delivery if no automated notice of delivery failure is received by the sender) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses:

(a)           if to Star, to it at:

iStar Inc.

1114 Avenue of the America, 39th Floor

New York, NY 10036

Attention: Barry Ridings Chair of the Special Committee of the Board of Directors

Email: [*]

With a copy (which shall not be considered notice) to:

Clifford Chance US LLP

31 West 52nd Street
New York, NY 10019

Attention: Kathleen Werner

Email: kathleen.werner@cliffordchance.com

(b)           if to Safe, to:

Special Committee of the Board of Directors

Safehold Inc.

1114 Avenue of the Americas, 39th Floor

New York, New York 10036

Attention:	Stefan M. Selig
Jay S. Nydick
Email:	[*]
[*]

With a copy (which shall not be considered notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue

New York, New York 10022

Attention:	Eric L. Schiele, P.C.
Michael P. Brueck, P.C.
David Perechocky
Email:	eric.schiele@kirkland.com
michael.brueck@kirkland.com
david.perechocky@kirkland.com

or to such other address as any party may have furnished to the other in writing in accordance herewith, such notice of change of address to be effective upon receipt.

9.5           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to any choice of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

9.6           Submission to Jurisdiction. Each of the Parties hereby agrees that (a) any and all litigation arising out of this Agreement shall be conducted only in the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the federal court located in Baltimore, Maryland (the “Chosen Courts”) and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters. Each of the Parties further consents to the assignment of any action or proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 (or any successor thereto). Each of the Parties accepts, for itself and in respect of its property, expressly and unconditionally, the nonexclusive jurisdiction of such courts and hereby waives any objection that the other Party may now or hereafter have to the laying of venue of such actions or proceedings in such courts. Insofar as is permitted under applicable Law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in the manner set forth in Section 9.4 or as otherwise permitted by Law, shall be necessary in order to confer jurisdiction upon any Party in any such courts. Nothing contained herein shall affect the right serve process in any manner permitted by Law or to commence any legal action or proceeding in any other jurisdiction. Each of the Parties hereby (i) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, and (ii) agrees that any such action shall be tried before a court and not before a jury.

9.7           Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached, other than Section 2.1. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief (without the requirement of posting a bond or other security) to prevent breaches of this Agreement other than Section 2.1, which is addressed in Section 2.4, and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity.

9.8          No Third Party Beneficiaries. Nothing in this Agreement (other than Section 2.4) shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns.

9.9           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

9.10         Entire Agreement. This Agreement and the Merger Agreement (including the documents and the instruments referred to herein and therein, including Annex A hereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

9.11         Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

9.12         No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

9.13         Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

SAFEHOLD INC.

By:	/s/ Marcos Alvarado
Name:	Marcos Alvarado
Title:	President and Chief Investment Officer

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

iSTAR INC.

By:	/s/ Brett Asnas
Name:	Brett Asnas
Title:	Chief Financial Officer